UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2010

Jingwei International Limited

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-34744	20-1970137

(Commission File Number)	(IRS Employer Identification No.)

Room 701-702, Building 14, Keji C. Rd., 2nd, Software Park
Nanshan District,
Shenzhen, PRC 518057

(Address of principal executive offices and zip code)

 +86 1085251198

(Registrant’s telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

This Current Report on Form 8-K/A amends the Form 8-K filed with the Securities and Exchange Commission on June 17, 2010.  On June 11, 2010, the Audit Committee of the Board of Directors of Jingwei International Limited (the “Company”) concluded, based on recommendation from management, that the Company’s consolidated interim financial statements for the periods ended September 30, 2009 contained in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009, the consolidated financial statements for the year ended December 31, 2009 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the consolidated interim financial statements for the periods ended March 31, 2010 contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, each as filed with the Securities and Exchange Commission, should no longer be relied upon by investors. These restatements are non-cash related, and relate only to the Company’s accounting for the intangibles acquired from Shenzhen Newway Digital S&T Co., LTD (“Newway”), as well as the classification of contingently issuable shares as a part of the consideration paid in the same transaction.

Effective on July 1, 2009, the Company and its wholly owned subsidiary, Shenzhen Xinguochuang Information Technology Co., Ltd. (“Xinguo Chuang”) acquired the value-added service related sales channel, product know-how and technological achievements from Shenzhen Newway Digital S&T Co., Ltd.(“Newway”). In exchange, the Company agreed to pay Newway an acquisition fee of $6.6 million (RMB 45.0 million) in the forms of both cash and shares. After an initial cash payment of $3.3 million (RMB 22.5 million) in the third quarter of 2009, a fixed number of shares worth $3.3 million (RMB 22.5 million) with fair value of $1 each on acquisition date are to be granted to Newway upon satisfaction of meeting net income targets at the one year anniversary. Due to difficulties in interpreting the original agreement, the financial staff misinterpreted several provisions relating to consideration. After an internal review and a confirmation with Newway, management has identified the following errors related to accounting for this acquisition:

a.	Initial measurement of intangible assets

i.
The intangible assets are now measured to be $6.6 million (RMB 45 million) by the amount of cash paid, plus the cost of total equity interests to be issued based on their fair value on acquisition date, as defined in FASB Accounting Standards Codification (“ASC”) 350-30-30-2.

In the Company’s consolidated interim financial statements for the periods ended September 30, 2009 contained in the Company’s Quarterly Report on Form 10-Q for the periods ended September 30, 2009, the initial value of the intangible assets was improperly measured to be $6.1 million (RMB 41.7 million).  As a part of the purchase consideration, the contingently issuable shares were believed to have a fixed monetary value of $3.3 million (RMB 22.5 million) with the number of shares determined by dividing the total amount into market price at the time of distribution of the shares. As a result, these shares were classified as a non-current liability and a discount for the time value of two years had been applied, thus understating the value of intangible assets.

ii.
Management has also assessed that it is more likely than not that the tax basis of the intangible assets acquired is zero, with supporting documents gathered on hand at present, therefore determined to apply the simultaneous equations method to record the assigned value of the asset and the related deferred tax liability to be $0.8 million (RMB 5.5 million).

iii.	Therefore the total value of the intangible assets acquired is measured to be $7.4 million (RMB 50.5 million).

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Accordingly, the periodic amortization of the intangible assets acquired must also be adjusted higher.

b.	Classification of equity interests paid

As discussed above, a fixed number of shares determinable on the acquisition date will be issued at one year anniversary, as compared to the misunderstanding that a fixed moneratry value of obligation would have to be settled at a variable number of shares.  As an industry insider, the Company believed that the performance target in the first year after acquisition would be achieved without much difficulty.  Even so, the contingent share payment arrangement was made partly to ensure that  Newway would abide by the terms of the agreement including the non-compete clause and not harm the business results. In case of underperformance by the acquired assets, shares to be granted will be cut by half or completely as a penalty.  Therefore, the monetary benefits that the Newway parties will receive therefore varies predominantly with the share price of the Company. The Company meant to bring in an industry player like Newway as a significant shareholder, and align Newway’s long term interest with the existing shareholders.  In conclusion, the contingently issuable shares should be recorded under equity.

c.	Dilutive effect of the contigently issuable shares

With the contingently issuable shares reported under non-current liabilities, the Company has not considered whether these shares were outstanding at the end of each reporting period since the third quarter of 2009, and whether to include them in computation of the basic EPS or diluted EPS.  After confirming with Newway, manangement has calculated the revenue and net income contributions from the acquired assets by quarter, and illustrate the quarterly and annual calculation of outstanding shares of basic and diluted EPS below:

	Third Quarter 2009	Fourth Quarter 2009	2009 Full Year	First Quarter 2010
Basic EPS Calculation
Common Shares Oustanding	17,049,000	17,049,000	17,049,000	17,049,000
Earnings Contingency	-	-	-	-
Total Shares	17,049,000	17,049,000	17,049,000	17,049,000

	Third Quarter 2009	Fourth Quarter 2009	2009 Full Year	First Quarter 2010
Diluted EPS Calculation
Common Shares Oustanding	17,049,000	17,101,714	17,101,714	17,218,712
Earnings Contingency	-	1,643,584	410,896	1,643,584
Total Shares	17,049,000	18,745,298	17,512,610	18,862,296

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The following is a summary of items in each period affected materially by the corrections described above:

Consolidated Balance Sheet	As of September 30, 2009
(in $)	As previously reported	Adjustments	As Restated
Intangibles	17,000,373	1,225,559	18,225,932
Other liability	2,809,904	(2,809,904)	(0)
Deferred tax liability, non current	-	803,195	803,195
Additional paid-in capital	15,512,405	3,287,167	18,799,572
Retained earnings	18,671,214	(58,318)	18,612,896

Consolidated Statement of Operations	For the nine months ended September 30, 2009
(in $)	As previously reported	Adjustments	As Restated
Cost of sales	10,402,940	58,318	10,461,258
Net income	2,868,110	(58,318)	2,809,792
Basic earnings per share	0.17	(0.01)	0.16
Diluted earnings per share	0.17	(0.01)	0.16

Consolidated Statement of Operations	For the quarter ended September 30, 2009
(in $)	As previously reported	Adjustments	As Restated
Cost of sales	5,369,243	58,324	5,427,567
Net income	1,459,932	(58,324)	1,401,608
Basic earnings per share	0.09	(0.01)	0.08
Diluted earnings per share	0.09	(0.01)	0.08

Consolidated Balance Sheet	As of December 31, 2009
(in $)	As previously reported	Adjustments	As Restated
Intangibles	16,283,425	1,167,267	17,450,692
Other liability	2,930,257	(2,930,257)	0
Deferred tax liability, non current		803,242	803,242
Additional paid-in capital	15,643,139	3,287,167	18,930,306

Consolidated Statement of Operations	For the year ended December 31, 2009
	As previously reported	Adjustments	As Restated
Diluted earnings per share	$0.35	$(0.01)	$0.34
Weighted average shares outstanding, diluted	17,101,714	410,896	17,512,610

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Consolidated Balance Sheet	As of March 31, 2010
(in $)	As previously reported	Adjustments	As Restated
Intangibles	15,521,949	1,109,082	16,631,031
Other liability	2,990,832	(2,990,832)	0
Deferred tax liability, non-curreent		803,371	803,371
Additional paid-in capital	15,708,374	3,287,167	18,995,541

Consolidated Statement of Operations	For the quarter ended March 31, 2010
	As previously reported	Adjustments	As Restated
Diluted earnings per share	$0.06	$(0.01)	$0.05
Weighted average shares outstanding, diluted	17,218,712	1,643,583	18,862,295

The Company expects to file with the Commission an amended Form 10-Q for the quarter ended September 30, 2009, an amended annual report on Form 10-K for the fiscal year ended December 31, 2009 as well as an amended Form 10-Q for the quarter ended March 31, 2010 as soon as practicable, which will restate the financial statements previously included therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JINGWEI INTERNATIONAL LIMITED

By:	/s/ Rick Luk
Name:	Rick Luk
Title:	Chief Executive Officer

Dated: June 28, 2010

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